Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2002, in Amendment No. 5 to the Registration Statement (Form SB-2 No. 333-105638) and related Prospectus of Path 1 Network Technologies Inc.

/s/    Ernst & Young LLP

San Diego, California

July 28, 2003